Exhibit 99.1

NeOnc Technologies Holdings Reports Third Quarter 2025 Results and Provides Operational Update

CALABASAS, Calif., Nov. 14, 2025 (GLOBE NEWSWIRE) -- NeOnc Technologies Holdings, Inc. (NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company pioneering therapies for central nervous system (CNS) cancers, today announced financial results for the quarter ended September 30, 2025, and provided an update on recent operational achievements and upcoming milestones.

Third Quarter & Recent Corporate Highlights

●	Middle East – NuroMENA, the UAE-based subsidiary, advanced its regional partnerships by appointing His Highness Sheikh Nahyan bin Zayed Al Nahyan as Executive Chairman, signing a Master Services Agreement with M42’s IROS, and completing ADGM incorporation. The company also progressed a $50 million strategic partnership with Quazar Investment, strengthening Abu Dhabi–US collaboration in brain cancer treatment.

●	Non-Dilutive NIH Funding – Awarded $2.5 million in STTR grants to advance NEO212 for gliomas and leukemia, underscoring strong scientific validation and external funding support.

●	Technology Expansion – Executed an agreement to acquire an Advanced AI and 3D Bioprinting IP.

●	Media & Market Visibility

○	Featured on Fox Business, Bloomberg Television

○	Interviewed on Yahoo Finance’s Trader Talk podcast discussing AI and biotech’s role in brain cancer treatment.

○	Entered a 12-part national TV and media campaign with New to The Street, including commercials, earned media, and billboards.

○	Interviewed live by Kenny Polcari (@Floorstocks).

●	Index Inclusion – Joined the Russell Microcap® Index, broadening exposure to institutional investors.

●	Strong IP Protection – Global patent portfolio spans all major pharmaceutical markets, covering the company’s core CNS oncology assets.

●	Executive Leadership – Appointed Amir Heshmatpour as Chief Executive Officer to Drive Next Phase of Clinical and Corporate Growth

●	Scientific Leadership - Appointed leading neuro-oncologists Dr. David M. Ashley (Duke University), Dr. Alexandra M. Miller (NYU Langone Health), and Dr. Henry S. Friedman to its Scientific Advisory Board

Clinical Pipeline Progress

NEO100-01 – Intranasal therapy for malignant recurrent WHO Grade 3 /4 IDH1 Astrocytoma

●	Announced Phase 2a clinical results for NEO100 in recurrent brain cancer, showing a 21% response rate vs. <8% historical average

●	44% of patients achieved six-month progression-free survival vs. 21-31% in historical datasets

●	33% remained alive ≥18 months after initiation of NEO100, demonstrating long term survival

●	No significant toxicity was reported

●	Dr. Henry Friedman of Duke University emphasized the implications of these findings, stating, “The results from NEO100 signify a potential paradigm shift in the treatment of recurrent IDH1-mutant gliomas.”

●	The findings were presented to the investment community during NeOnc’s November 12, 2025, investor conference call, which is available for replay at: https://www.webcaster5.com/Webcast/Page/3151/53234.

●	Full Phase 2a enrollment completed

●	Top-line data readout anticipated in May 2026

NEO212 – Bio-conjugated therapy for primary and metastatic brain tumors

●	FDA authorization to proceed with Phase II Clinical Trial of NEO212 – a first-in-class oral chemical conjugated chemotherapy candidate for brain cancer

●	Final patient cohort in Phase I on track to complete dosing in 2025.

NEO100-3 – Pediatric brain tumor trial initiated with patient recruitment underway.

Financial Results for Q3 2025

●	G&A expenses: $903k vs. $244k in Q3 2024, reflecting expanded marketing, rent, travel, and Middle East partnership-related costs.

●	R&D expenses: $715K vs. $957k in Q3 2024, driven by active management of NEO100 trial sites, recruitment for NEO212, initiation of NEO100-3, and overall patient recruitment activity.

●	Net loss: $8.6 million or $0.45 per diluted share, compared to $2.2 million or $0.12 per diluted share in Q3 2024, primarily due to increased general and administrative expenses, as well as stock-based compensation expenses.

Amir Heshmatpour, Executive Chairman, President & CEO of NeOnc Technologies Holdings, Inc., commented:

“Q3 2025 was a defining quarter for NeOnc—one that firmly positions us at the forefront of innovation in CNS oncology. We delivered exceptional clinical progress, highlighted by highly encouraging Phase 2a data from our NEO100 program that signal a potential paradigm shift for patients battling recurrent high-grade gliomas. We also achieved a major regulatory milestone with FDA clearance to advance our second asset, NEO212, into Phase 2 trials, further strengthening the depth and momentum of our pipeline.

Strategically and financially, we reinforced the foundation for long-term global growth. We secured meaningful support from the NIH and finalized a landmark $50 million commitment through our NuroMENA subsidiary—an agreement that accelerates our expansion across the Middle East and positions NeOnc as a clinical and scientific partner of choice in the region. This progress is further strengthened by the appointment of H.H. Sheikh Nahyan bin Zayed Al Nahyan as Executive Chairman of NuroMENA, whose leadership and vision bring extraordinary strategic value and elevate our international standing.

With a fortified leadership team, heightened market visibility, and multiple significant clinical catalysts ahead, NeOnc enters the next stage of execution with confidence. We are advancing life-changing therapies for patients who urgently need new options, while driving meaningful value creation for our shareholders.

Upcoming Catalysts

●	Q4 2025 – Completion of NEO212 Phase I final cohort dosing.

●	May 2026 – NEO100-01 top-line data readout.

●	Near-term – Closing and funding of the Quazar Investment of $50 million.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding the potential positive effects of NEO100. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated. The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein. We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:
info@neonc.com

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
James@haydenir.com

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